REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT, dated as of October 20, 1999 (this "Agreement"), is made by and among CORVAS INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), SOFINOV SOCIETE FINANCIERE D'INNOVATION INC., FINSBURY TECHNOLOGY TRUST AND WESTCOAST AND COMPANY, the purchasers of the Company's Common Stock (the "PURCHASERS" and together with the Company, the "PARTIES").

         This Agreement is made pursuant to the Common Stock Purchase Agreement, dated as of October 20, 1999 (as amended and modified from time to time, the "Purchase Agreement"), between the Company and the Purchasers, which provides for the sale of 700,000 shares of Common Stock of the Company to the Purchasers for the aggregate amount of $1,750,000 at a price per share of $2.50. In order to induce the Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

         The Parties hereby agree as follows:

         1. CERTAIN DEFINITIONS. EXCEPT AS DEFINED IN THIS AGREEMENT, CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED SHALL HAVE THE MEANING ASCRIBED TO THEM IN THE PURCHASE AGREEMENT. As used in this Agreement, the following terms shall have the following respective meanings:

         "SEC" means the United States Securities and Exchange Commission.

         "COMMON STOCK" means the common stock of the Company, par value $0.001 per share.

         "REGISTRABLE SECURITIES" means (a) the 700,000 shares of Common Stock sold to the Purchasers pursuant to the Purchase Agreement and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities.

         "RESTRICTED SECURITIES" means (a) any and all shares of Common Stock sold to the Purchasers pursuant to the Purchase Agreement and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities all times subsequent thereto until, as to any restricted security, (i) the sale of such restricted security has been effectively registered under the Securities Act and such restricted security has been disposed of in accordance with the method of distribution set forth in the Registration Statement relating thereto, or (ii) it is distributed to the public, or is otherwise able to be sold, pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

                                       1.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         "SELLING EXPENSES" means all underwriting discounts and selling commissions applicable to the sale.

         "SPECIAL COUNSEL" means Lapointe Rosenstein, special counsel to Purchasers, or such other special counsel as may be designated in writing to the Company by the holders of a majority of Registrable Securities outstanding.

         2. SHELF REGISTRATION.

            (a) RESTRICTIONS ON TRANSFER. Each holder of Registrable Securities agrees not to make any disposition of all or any portion of the Registrable Securities unless and until:

                (i) there is in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such holder of Registrable Securities shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such holder of Registrable Securities shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances or for transfers by a Purchaser to an affiliate (as defined in the Securities Act).

            (b) CLOSING. Within 30 days after the Closing Date, the Company shall file a registration statement on Form S-3 (or successor form) or if at the time of the filing the Company is no longer eligible to file on Form S-3, on Form S-1 (the "REGISTRATION STATEMENT") pursuant to Rule 415 (or any similar rule that may be adopted by the SEC) under the Securities Act covering the resale of all the Registrable Securities. The Company agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC within 90 days of the Closing Date and thereafter to maintain the effectiveness of the Registration Statement until the earlier to occur of: (i) such time as all the Registrable Securities registered in the Registration Statement have been sold in accordance with the Registration Statement, or (ii) such time as all the Registrable Securities are salable in the public markets within a three month period under the volume restrictions under Rule 144 as promulgated under the Securities Act.

         3. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 2 to effect the registration of any Registrable Securities under the Securities Act, the Company shall, as expeditiously as reasonably possible:

                                       2.

            (a) Prepare and file with the SEC, within the time period specified in Section 2 hereof, a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective;

            (b) As expeditiously as reasonably practicable, prepare and file with the SEC such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration statement effective for the applicable period, cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

            (c) promptly notify the Special Counsel and notify such registered holders of Registrable Securities promptly (and in each case, if requested, confirm any such oral or telephonic notice in writing), (i) when a Prospectus or any Prospectus supplement or post-effective amendment related to such Registrable Securities (A) has been filed and (B) with respect to a registration statement or any post-effective amendment related to such Registrable Securities, when the same has been filed and has become effective, (ii) of the receipt of any comments from the SEC relating to a registration statement, (iii) of any request by the SEC for amendments or supplements to a registration statement or related Prospectus or for additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose,
(v) if at any time the representations and warranties of the Company contained in the Purchase Agreement in connection with the sale of Restricted Securities by selling holders thereof cease to be true and correct in all material respects, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale or exchange in any jurisdiction of the United States of America or the initiation of any proceeding for such purpose,
(vii) of the happening of any event that makes any statement of a material fact made in such registration statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or that requires the making of any changes in a registration statement or related Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that the timely filing of a report under the Securities Exchange Act which is incorporated by reference in the registration statement and related Prospectus shall constitute effective notice under this subsection (vii)), and (viii) of the determination of the Company that a post-effective amendment to a registration statement would be appropriate;

            (d) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale or exchange in any jurisdiction of the United States of America, as promptly as practicable;

            (e) if reasonably requested by any Purchaser of Registrable Securities covered by a registration statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as such Purchaser reasonably requests to be included therein as is required by applicable law or as necessary so that the registration statement does not

                                       3.

include an untrue statement of a material fact or omit to state a material fact with respect to such Purchaser or such Purchaser's planned method of distribution, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such Prospectus supplement or such post-effective amendment, and (iii) supplement or make amendments to any registration statement as is required by applicable law;

            (f) furnish to each selling Purchaser of Registrable Securities upon request, and the Special Counsel, without charge, at least one conformed copy of the registration statement or statements and any post-effective amendment thereto, including financial statements and schedules, without charge, as well as all documents incorporated therein by reference or deemed incorporated therein by reference and all exhibits (including those previously furnished or incorporated by reference), at the earliest practicable time under the circumstances after the filing of such documents with the SEC;

            (g) promptly deliver to each Purchaser of Registrable Securities and the Special Counsel, without charge, such number of copies of the Prospectus or Prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as they may reasonably request; the Company consents to the use of such Prospectus or any amendment or supplement thereto in accordance with applicable law by each selling Purchaser of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in accordance with applicable law;

            (h) prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Purchaser of Registrable Securities and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale, as the case may be, under the securities or Blue Sky laws of such state or local jurisdictions in the United States as any seller reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable registration statement; PROVIDED, HOWEVER, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject,
(iii) take any action that would subject it to taxation in any jurisdiction where it is not then subject or (iv) register or qualify securities prior to the effective date of any registration statement under Section 2 hereof; and

            (i) upon the occurrence of any event contemplated by paragraph 3(c)(vii) or 3(c)(viii) above, as promptly as practicable thereafter, prepare and file with the SEC a supplement or post-effective amendment to the applicable registration statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                       4.

         4. INFORMATION AND LIMITATIONS ON DISTRIBUTIONS. If and whenever the Company is required by the provisions of Section 2 to effect the registration of any Registrable Securities under the Securities Act, the Company may require each Selling Purchaser of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing. Notwithstanding any other provision of the Agreement, following the effectiveness of the Registration Statement filed pursuant to
Section 2 hereunder, the Company may, at any time, suspend the effectiveness of the Registration Statement for no longer than an aggregate of forty-five (45) days in any 12 month period, as appropriate (a "SUSPENSION PERIOD"), by delivering a signed certificate of an authorized officer to the Purchasers that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders to disclose any previously undisclosed material corporate development that would be required to be disclosed if the registration statement is not suspended. The Company will use its best efforts to minimize the length of any Suspension Period. The Purchasers agree that, upon the receipt of any notice from the Company of a Suspension Period, the Purchaser will not sell any Registrable Securities pursuant to any registration statement covering such Registrable Securities until (i) Purchaser is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) Purchaser has received copies of any additional, supplemental or amended prospectus, if applicable, and (iii) Purchaser has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

         5. TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under Section 2 shall terminate and be of no further force and effect upon the earlier to occur of: (i) such time as all the Registrable Securities registered in the Registration Statement have been sold in accordance with the Registration Statement or (ii) such time as all the Registrable Securities are salable in the public markets within a three month period under the volume restrictions under Rule 144 as promulgated under the Securities Act

         6. RULE 144 REPORTING. With a view of making available to the holders of Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

            (a) Make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act;

            (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Exchange Act; and

            (c) So long as any holder of Registrable Securities owns any Registrable Securities, furnish to such holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

                                       5.

         7. EXPENSES. The Company shall pay all fees and expenses incurred by it or Purchasers incident to the performance of or compliance with this Agreement by the Company including, without limitation, (i) all Securities Act and Securities Exchange Act, stock exchange registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or Blue Sky laws, (iii) all expenses in preparing or assisting in preparing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, other documents relating to the Company's performance of and compliance with this Agreement, and (iv) the expenses, fees and disbursements of one special counsel to the Purchasers not to exceed U.S. $3,000 (the "AUTHORIZED REGISTRATION EXPENSES"). Such expenses shall not include any printing costs incurred at the election of the Purchasers, Selling Expenses and all other expenses, fees and disbursements incident to any registration either initiated or effected pursuant to this Agreement which are not explicitly included as Authorized Registration Expenses.

         8. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Agreement:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Purchaser, the partners, officers and directors of each Purchaser, any underwriter (as defined in the Securities Act) for such Purchaser and each person, if any, who controls such Purchaser or underwriter within the meaning of the Securities Act or the Securities Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Securities Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company:
(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Securities Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Purchaser, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED HOWEVER, that the indemnity agreement contained in this Section 8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Purchaser, partner, officer, director, underwriter or controlling person of such Purchaser.

                                       6.

            (b) To the extent permitted by law, each Purchaser will, if Registrable Securities held by such Purchaser are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Purchaser selling securities under such registration statement or any of such other Purchaser's partners, directors or officers or any person who controls such Purchaser, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Purchaser, or partner, director, officer or controlling person of such other Purchaser may become subject under the Securities Act, the Securities Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Purchaser, the partners, officers and directors of such Purchaser, any underwriter (as defined in the Securities Act) for such Purchaser and each person, if any, who controls such Purchaser or underwriter within the meaning of the Securities Act or the Securities Exchange Act under an instrument duly executed by such Purchaser and stated to be specifically for use in connection with such registration; and each such Purchaser will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Purchaser, or partner, officer, director or controlling person of such other Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Purchaser, which consent shall not be unreasonably withheld; PROVIDED FURTHER, that in no event shall any indemnity under this Section 8 exceed the net proceeds from the offering received by such Purchaser.

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the Parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, only if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

                                       7.

            (d) The obligations of the Company and the Purchasers under this
Section 8 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         9. CONTRIBUTION. If for any reason the indemnity set forth in Section 8 is unavailable or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the aggregate losses, claim, damages, liabilities and expenses of the nature contemplated by said indemnity (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other (determined by reference to, among other things, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to such indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault of the indemnifying party and such indemnified party but also the relative benefits received by the indemnifying party on the one hand and such indemnified party on the other, as well as any other relevant equitable considerations.

         The Parties agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in such paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, a Purchaser shall not be required to contribute any amount in excess of the amount by which the net proceeds of the sale of Registrable Securities sold by such Purchaser and distributed to the public exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person which is not guilty of such fraudulent misrepresentation.

         10. ARBITRATION. A party asserting the existence of any dispute or controversy arising out of or in connection with this Agreement (a "DISPUTE"), including any Dispute relating to the existence, materiality or cure of a claimed material breach, shall notify the other parties to this Agreement in writing of the existence and subject matter of the Dispute. For a thirty (30) day period following such notification, the Parties shall meet and negotiate in good faith to attempt the resolve the Dispute and shall escalate the Dispute to the respective Chief Executive Officers of the Parties if resolution is not made within the first fifteen (15) days. If such efforts do not resolve the Dispute within such thirty (30) day period, the Dispute shall be referred to and finally resolved by arbitration under the rules of the American Arbitration Association, and except for proceedings commenced to enforce an arbitration award, each party hereby irrevocably waives its right to commence any proceeding in any court with

                                       8.

respect to any matter arising under this Agreement. The tribunal shall consist of a sole arbitrator appointed jointly by the Parties. In the case of the parties failing to choose a sole arbitrator, the tribunal shall consist of three arbitrators, two of whom shall be appointed by the respective parties and the third arbitrator shall be appointed jointly by the first two. The place of arbitration shall be San Diego County, California or such other location as the parties shall agree. The language of the arbitration shall be English. No arbitrator shall be an affiliate, employee, officer or director of either party or of their respective affiliates, nor shall any arbitrator have any interest that would be affected in any material respect by the outcome of the Dispute. The decision of the sole arbitrator or of a majority of the arbitrators, where applicable, shall be final and binding on the parties and their respective successors and assigns. The decision shall not be subject to appeal or judicial review except in circumstances of fraud. The prevailing party in any such arbitration shall be entitled to recover reasonable fees of attorneys and other professionals in addition to all court costs and arbitrator's fees which that party may incur as a result. Judgment upon the award granted by the arbitrator(s) may be entered in any court having jurisdiction over the relevant party or its assets

         11. MISCELLANEOUS.

            (a) All covenants and agreements contained in this Agreement by or on behalf of any of the signatories shall bind and inure to the benefit of the respective successors or permitted assigns of the signatories, whether so expressed or not. The Purchasers may assign all or some of their rights under this Agreement in connection with a transfer of Registrable Securities in accordance with Section 2(a)(ii) of this Agreement; PROVIDED that if such transfer requires an amendment to the Registration Statement, the transferring Purchaser shall be obligated to pay all expenses in preparing or assisting in preparing, printing and filing such amendment; PROVIDED FURTHER, that the Company will prepare the first such amendment at the Company's expense.

            (b) All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when
(a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

                (i) If to the Company: 3030 Science Park Road, San Diego, CA 92121, Attention: President, telecopier no. (858) 455-9854; or

                (ii) If to the Purchasers: at the addresses set forth on the signature page hereof.

            (c) This Agreement shall be governed in all respects by the law of the State of California, without giving effect to its principles regarding conflicts of law.

            (d) This Agreement may not be amended or modified, and no provision hereof may be waived, except upon the approval of the Company and the holders of at least a majority of the then outstanding Common Stock issued pursuant to the Purchase Agreement; PROVIDED, HOWEVER, this Agreement may be amended to add

                                       9.

additional parties without the consent of the Purchasers. The failure of any of the Parties to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of that term or deprive such Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

            (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (f) In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Purchasers shall be enforceable to the fullest extent permitted by law.

            (g) This Agreement is intended by the parties as a final expression of their agreement and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.





                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                      10.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    CORVAS INTERNATIONAL, INC.
                                    3030 Science Park Road
                                    San Diego, California 92121


                                    By: /s/ RANDALL E. WOODS
                                        ----------------------------------------
                                    Name:  Randall E. Woods
                                    Its:   President and Chief Executive Officer


                                    PURCHASERS:


                                    SOFINOV SOCIETE FINANCIERE D'INNOVATION INC.
                                    1981, avenue McGill College, 13th Floor
                                    Montreal (Quebec) H3A 3C7

                                    By: /s/ JEAN CHRISTOPHE RENONDIN
                                        ----------------------------------------
                                    Name: Jean Christophe Renondin
                                    Its: Vice President


                                    By: /s/ DENIS DIONNE
                                        ----------------------------------------
                                    Name: Denis Dionne
                                    Its: President

                                    FINSBURY TECHNOLOGY TRUST
                                    Alderman's House
                                    Alderman's Walk
                                    London, EC2M 3XR United Kingdom

                                    By: /s/DAVID FALLON; /s/NATHAN BROWN
                                        ----------------------------------------
                                    Name:  David Fallon; Nathan Brown
                                    Its:   Rea Brothers Limited Secretaries

                                    WESTCOAST AND COMPANY
                                    c/o State Street Bank and Trust
                                    225 Franklin Street
                                    Boston, MA 02110
                                    Attn:  Anna Barnes - MCO

                                    By: /s/ KENNETH A. KALINA
                                        ----------------------------------------
                                    Name: Kenneth A. Kalina
                                    Its:   Fund Controller







               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]